                                                    Registration No.____________

                  UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                               Natural Wonders, Inc.
              -------------------------------------------------------
               (Exact name of Registrant as specified in its charter)

            Delaware                                 77-0141610
---------------------------------       ------------------------------------
(State or other jurisdiction            (I.R.S. employer identification no.)
of incorporation or organization

                               4209 Technology Drive
                             Fremont, California  94538
               -----------------------------------------------------
                (Address of principal executive offices) (Zip code)

                               Natural Wonders, Inc.
                    Amended and Restated 1993 Omnibus Stock Plan
              -------------------------------------------------------
                              (Full title of the plan)

                               Kathleen M. Chatfield
                                   President and
                              Chief Executive Officer
                               Natural Wonders, Inc.
                               4209 Technology Drive
                             Fremont, California  94538
                  ------------------------------------------------
                      (Name and address of agent for service)

                                   (510) 252-9600
                   ----------------------------------------------
           (telephone number, including area code, of agent for service)

This registration statement, including all exhibits and attachments, contains 8 pages. The exhibit index may be found on page 6 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

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                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                Proposed        Proposed
Title of                        maximum         maximum
securities         Amount       offering        aggregate        Amount of
to be              to be        price per       offering         registration
registered         registered   share (1)       price (1)        fee (2)
-------------------------------------------------------------------------------
Common Stock       290,000       $4.50            $1,305,000     $384.98
Par Value $0.01

The approximate date of commencement of proposed sale of these securities is as soon as practicable after this Registration Statement becomes effective.


------------------

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Act"). Pursuant to Rule 457(c), the maximum offering price per unit is $4.50, the average of the high and low sale prices of a share of the Registrant's Common Stock reported in the National Market System of the NASDAQ Stock Market ("NASDAQ/NMS") on March 25, 1998, and the maximum aggregate offering price is the product of $4.50 and 290,000, the number of shares of the Registrant's Common Stock being registered hereby.

(2) The registration fee for the securities being registered hereby has been calculated pursuant to Section 6(b) of the Securities Act and 457(c) promulgated thereunder.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Natural Wonders, Inc. (the "Company") hereby incorporates by reference in this registration statement the Company's Registration Statement on Form S-8 (No. 33-80017) filed with the Securities and Exchange Commission on December 6, 1995 with respect to shares of the Company's common stock issuable under the Company's Amended and Restated 1993 Omnibus Stock Plan.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on March 27, 1998.

                                        Natural Wonders, Inc.


                                        By:  /s/ Kathleen M. Chatfield
                                           --------------------------------
                                             Kathleen M. Chatfield, President
                                             and Chief Executive Officer

                                  POWER OF ATTORNEY

     The officers and directors of Natural Wonders, Inc. whose signatures appear below, hereby constitute and appoint Kathleen M. Chatfield and Michael J. Waide, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, her or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 23, 1997.



Signature                        Title
--------------------------------------------------------------
/s/ Kathleen M. Chatfield
-------------------------        Chief Executive Officer,
    Kathleen M. Chatfield        President and Director
                                 (Principal Executive Officer)

/s/ Michael J. Waide
-------------------------        Vice President Finance, Chief
    Michael J. Waide             Financial Officer and Secretary
                                 (Principal Financial
                                 and Accounting Officer)

/s/ Pearson C. Cummin III
-------------------------        Chairman of the Board and
    Pearson C. Cummin III        Director

/s/ Peter G. Hanelt
-------------------------        Director
    Peter G. Hanelt

/s/ Peter L. Harris
-------------------------        Director
    Peter L. Harris

/s/ Julius Jensen III
-------------------------        Director
    Julius Jensen III


                                    EXHIBIT INDEX


                                                              Sequentially
                                                             Numbered Page
                                                             --------------
      5        Opinion re legality                                 7

      23.1     Consent of Counsel (included in Exhibit 5)          --

      23.2     Consent of Deloitte & Touche LLP                    8

      24       Power of Attorney (included in signature            --
               pages to this Registration Statement)